Exhibit 99.1

                        LCC International Announces First
     Quarter 2005 Results; Company Announces $100 Million in New Contracts



    MCLEAN, Va.--(BUSINESS WIRE)--May 9, 2005--LCC International, Inc., (NASDAQ:LCCI) a global leader in wireless voice and data turn-key technical consulting services, today released results for the first quarter ended March 31, 2005.
    Revenues for the first quarter were $42.5 million, a sequential decrease of 4.7 percent or $2.1 million over the fourth quarter of 2004 and a decrease of $2.5 million from the first quarter of 2004.
    The Company reported a net loss for the first quarter of $(2.7) million compared to a net loss of $(6.3) million for the fourth quarter of 2004 and a $(1.6) loss for the first quarter of 2004. Loss per share for the first quarter was $(0.11) on 24.4 million shares compared to $(0.26) on 24.5 million shares for the fourth quarter of last year and a loss per share of $(0.06) on 24.3 million shares for the first quarter of 2004.
    "While the results are not where they need to be, there are some signs of progress in the quarter," commented Julie Dobson, chairman of LCC's board of directors. "Peter Deliso, our interim CEO is partnering with Bob Waldron, our interim CFO who joins us from Tatum Partners, to streamline the organization and restructure where appropriate. With their focus on profitability, I can tell you that the Board and I are excited about the fresh ideas and opportunities being implemented."
    The Company reported a total backlog of $90.5 million as of March 31 as compared to $62 at the end of the fourth quarter. As of April 30, 2005, the Company's backlog exceeded $120 million. The increase is mainly the result of four new contracts awarded to the Company since the start of the first quarter. These contracts, valued at approximately $100 million, were awarded by four wireless carriers. Two of the projects were awarded by U.S. carriers to continue their efforts in preparing their networks for third generation services. The third and fourth contracts were awarded by Middle Eastern and North African carriers to expand their existing 2.5G networks.
    Commenting on the quarter's highlights, Peter Deliso, interim CEO of LCC said, "We realized several achievements during the quarter. We shifted our services mix to more RF engineering and we were able to increase our gross margins by 210 basis points. The quarter's G&A costs were down, mainly due to the fact that there were considerable one-time costs in the fourth quarter, but there is evidence that our profit improvement campaign is working. And, thanks to our strong sales initiatives, our backlog has returned to over $120 million."
    Bob Waldron, LCC's interim CFO continued, "Three separate but distinct issues negatively impacted our quarter. First, revenues were lighter than we anticipated due to the delay in the start of our new initiatives in our Europe, Middle East and Africa region. Second, as the U.S. dollar gained strength abroad, it reversed the gains from which we have historically benefited. The $0.5 million expense in the "other" category is attributable to foreign currency transaction losses resulting from the U.S. dollar appreciating against the British pound and Euro. Finally, our challenging tax situation from our complex multi-national operating environment compounded our loss. Again, this quarter, despite an overall net loss, we were faced with a tax expense of over $0.8 million due to international operations that generate taxable income."
    Mr. Deliso concluded, "The award of over $100 million in new contracts is representative of LCC's continued reputation for service excellence and unparalleled quality. In addition to executing on these and other contracts we have in house, the management team plans on continuing the work started in the first quarter of looking for more ways to reduce operating expenses and streamline the business so as to further enhance shareholder value. While reducing G&A is a clear focal point, we are equally focused on improving our margin performance with higher value service offerings. We are optimistic about bringing the Company back to profitability and look forward to sharing our progress in the coming quarters."
    The Company will hold a conference call on Tuesday, May 10, 2005 at 8:30 a.m. Eastern to discuss its first quarter 2005 results. Interested parties can participate either by web cast by visiting the Company's web site (www.lcc.com) or via telephone by dialing +1.617.847.8704. Participants will need to enter passcode 28135912 in order to be connected to the call.

    About LCC

    LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

    Statements included in this news release which are not historical in nature are "forward-looking statements" within the meaning of
Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding increased demand for the Company's services; forecasts or opinions regarding anticipated revenues, earnings and profits; statements regarding contracts, work or revenue opportunities the Company may secure in the future; and related information, all of which are based on current factual information and certain assumptions about future events which management believes to be reasonable at this time. There are many risks, uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company's results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, changes in demand for the Company's services from external factors including general economic conditions or changes in wireless demand or technology affecting network expansion strategies and financing opportunities for the Company's clients, delays in the award of new work or the progress of existing projects, the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company's clients, the Company's dependence on hiring and retaining professional staff and key personnel, fluctuations in quarterly results from a variety of internal and external factors including changes in the Company's estimates with respect to the completion of fixed-price contracts, lengthy sales cycles especially with respect to larger projects that may account for a significant portion of the Company's anticipated revenues, intense competition in the marketplace especially from competitors with greater financial resources and financing capabilities, and those risk factors described in LCC International, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company generally provides performance and earnings projections at each quarterly earnings conference call and in specific regulatory filings. These forecasts are as of the date of the call or filing and will include estimates based on factual information and assumptions which management believes to be reasonable at that time. In providing projections and other forward-looking statements, the Company does not make, and specifically disclaims, any undertaking or obligation to update them at any time in the future or at all to reflect new information, future events or otherwise.



               LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                       2004     2005
                                                     -------- --------
REVENUES                                             $45,049  $42,512
COST OF REVENUES                                      38,097   33,586
                                                     -------- --------
GROSS PROFIT                                           6,952    8,926
                                                     -------- --------
OPERATING EXPENSES:
 Sales and marketing                                   1,768    2,258
 General and administrative                            6,233    7,377
 Depreciation and amortization                           756      718
                                                     -------- --------
                                                       8,757   10,353
                                                     -------- --------
OPERATING LOSS                                        (1,805)  (1,427)
                                                     -------- --------
OTHER INCOME (EXPENSE):
 Interest income                                          59       40
 Interest expense                                        (51)     (82)
 Other                                                   152     (468)
                                                     -------- --------
                                                         160     (510)
                                                     -------- --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES              (1,645)  (1,937)
EXPENSE (BENEFIT) FOR INCOME TAXES                       (91)     809
                                                     -------- --------
NET LOSS                                             $(1,554) $(2,746)
                                                     ======== ========
NET LOSS PER SHARE:
 Basic                                               $ (0.06) $ (0.11)
                                                     ======== ========
 Diluted                                             $ (0.06) $ (0.11)
                                                     ======== ========
WEIGHTED AVERAGE SHARES USED IN CALCULATION OF NET
 LOSS PER SHARE:
 Basic                                                24,275   24,418
                                                     ======== ========
 Diluted                                              24,275   24,418
                                                     ======== ========



               LCC International, Inc. and Subsidiaries

                 Condensed Consolidated Balance Sheets
                 (In thousands, except per share data)

                                              December 31,  March 31,
                                                  2004        2005
                                              ------------ -----------
                                                           (Unaudited)
ASSETS:
Current assets:
 Cash and cash equivalents                     $   21,820  $   16,901
 Restricted cash                                    1,162       1,032
 Receivables, net of allowance for doubtful
  accounts of $620 and $317 at December 31,
  2004 and March 31, 2005, respectively:
    Trade accounts receivable                      46,298      33,838
    Unbilled receivables                           34,279      40,646
    Due from related parties and affiliates            96         109
 Deferred income taxes, net                         1,148       1,148
 Prepaid expenses and other current assets          1,586       1,227
 Prepaid tax receivable and prepaid taxes             683         683
                                               ----------- -----------
    Total current assets                          107,072      95,584
Property and equipment, net                         4,218       3,766
Investments in affiliates                             677         653
Goodwill                                           12,246      11,896
Other intangibles                                     602         531
Other assets                                        1,565       1,472
                                               ----------- -----------
                                               $  126,380  $  113,902
                                               =========== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
 Line of credit                                $      147  $       --
 Accounts payable                                  19,790      14,076
 Accrued expenses                                  26,285      23,647
 Accrued employee compensation and benefits         4,850       5,473
 Deferred revenue                                     985         499
 Income taxes payable                               1,683       1,253
 Accrued restructuring current                      1,562       1,427
 Other current liabilities                            239         222
                                               ----------- -----------
    Total current liabilities                      55,541      46,597
 Accrued restructuring non-current                  1,339       1,252
 Other liabilities                                    780         744
                                               ----------- -----------
    Total liabilities                              57,660      48,593
                                               ----------- -----------
Shareholders' equity:
Preferred stock:
 10,000 shares authorized; 0 shares issued and
  outstanding                                          --          --
Class A common stock, $0.01 par value:
 70,000 shares authorized; 20,209 and 20,301
  shares issued and outstanding at December
  31, 2004 and March 31, 2005, respectively           202         203
Class B common stock, $0.01 par value:
 20,000 shares authorized; 4,428 shares issued
  and outstanding at December 31, 2004 and
  March 31, 2005                                       44          44
Paid-in capital                                   107,773     108,025
Accumulated deficit                               (41,914)    (44,660)
                                               ----------- -----------
 Subtotal                                          66,105      63,612
Accumulated other comprehensive income --
 foreign currency translation adjustments           3,497       2,579
Treasury stock (159,209 shares)                      (882)       (882)
                                               ----------- -----------
    Total shareholders' equity                     68,720      65,309
                                               ----------- -----------
                                               $  126,380  $  113,902
                                               =========== ===========



               LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                     -----------------
                                                       2004     2005
                                                     -------- --------
Cash flows from operating activities:
  Net loss                                           $(1,554) $(2,746)
  Adjustments to reconcile net loss to net cash used
   in operating activities:
    Depreciation and amortization                        756      718
    Provision for doubtful accounts                       --       15
    Loss on equity method investment                      97       28
    Changes in operating assets and liabilities:
     Trade, unbilled, and other receivables           (6,212)   6,078
     Accounts payable and accrued expenses             2,298   (7,730)
     Other current assets and liabilities               (223)    (627)
     Other non-current assets and liabilities         (1,235)    (683)
                                                     -------- --------
Net cash used in operating activities                 (6,073)  (4,947)
                                                     -------- --------
Cash flows from investing activities:
  Purchases of property and equipment                   (460)    (174)
  Investments                                           (360)      --
                                                     -------- --------
Net cash used in investing activities                   (820)    (174)
                                                     -------- --------
Cash flows from financing activities:
  Payments on line of credit                          (5,813)  (2,411)
  Borrowings on line of credit                         5,531    2,243
  Proceeds from issuance of common stock, net             22       30
  Proceeds from exercise of options                      682      223
  Decrease of short-term investments                     520       --
  Decrease in restricted cash                            159      117
                                                     -------- --------
Net cash provided by financing activities              1,101      202
                                                     -------- --------
Net decrease in cash and cash equivalents             (5,792)  (4,919)
Cash and cash equivalents at beginning of period      28,943   21,820
                                                     -------- --------
Cash and cash equivalents at end of period           $23,151  $16,901
                                                     ======== ========
Supplemental disclosures of cash flow information:
  Cash paid during the quarter for:
    Income taxes                                     $   182  $ 1,288
    Interest                                         $    --  $     6



                        LCC International, Inc.
                         Financial Statistics

Founded - 1983;  IPO - 1996 (NASDAQ:LCCI)

Business Focus: Design, build, manage & maintain fixed and mobile wireless networks for wireless carriers and equipment vendors, globally.

Headquartered - McLean, VA; Regional offices in Los Angeles, London, Sydney, Cambridge (U.K.), Den Bosch (Netherlands), Milan, Rome, Sao Paulo, Madrid, Algiers, Beijing, Singapore, Dubai & Riyadh

Employees - 895     57% outside of USA; 23 technical disciplines in 21
                    countries

Clients - 68

A and B shares outstanding: 24.7 million

Price range last 12 months - $3.07 to $5.84

----------------------------------------------------------------------
                                            YTD/2005   2004     2003

Revenue                 Americas             19,447  115,344   53,086
                        EMEA                 22,248   78,285   53,296
                        Asia and other          817    4,978    2,057
                                            --------------------------
                        Total                42,512  198,607  108,439
                                            ==========================
Gross profit                                  8,926   35,677   19,441

Gross margin %          Americas               16.0%    14.4%    14.6%
                        EMEA                   25.0%    22.7%    20.8%
                        Asia and other         30.1%    26.2%    28.6%
                                            --------------------------
                        Total                  21.0%    18.0%    17.9%
                                            ==========================

Operating expenses      Sales & Marketing     2,258    7,986    6,624
                        General &
                         Administrative       7,363   26,170   20,927
                        Shareholder note
                         compensation             -    1,240        -
                        Bad debt expense /
                         (recoveries)            14      145   (2,419)
                        Restructuring
                         charges                  -   (1,166)      (2)
                        Depreciation &
                         amortization           718    2,715    3,860
                                            --------------------------
                        Total                10,353   37,090   28,990
                                            ==========================

Operating expenses %                           24.4%    18.7%    26.7%

Operating income /
 (loss)                                      (1,427)  (1,413)  (9,549)
Other income /
 (expense)              Interest income          40      174      447
                        Interest expense        (82)    (253)    (122)
                        Gain on investments       -      766    1,000
                        Impairment of assets      -     (181)       -
                        Other                  (468)     810      218
                                            --------------------------
                        Total                  (510)   1,316    1,543
                                            ==========================
Income / (Loss) before
 tax                                         (1,937)     (97)  (8,006)

Tax benefit / (expense)                        (809)  (5,215)   1,483
Net income / (loss)                          (2,746)  (5,312)  (6,523)
                                            --------------------------
Weighted average shares
 outstanding                                 24,418   24,381   21,292
E.P.S.                                      $ (0.11) $ (0.22) $ (0.31)
----------------------------------------------------------------------

----------------------------------------------------------------------
                                2005                2004
                                 Q1      Q4      Q3      Q2      Q1
Revenue        Americas        19,447  20,321  35,285  32,748  26,990
               EMEA            22,248  23,735  19,494  17,828  17,228
               Asia and other     817     539   1,566   2,042     831
                              ----------------------------------------
               Total           42,512  44,595  56,345  52,618  45,049
                              ========================================
Gross profit                    8,926   8,416  10,330   9,979   6,952

Gross margin % Americas          16.0%   10.4%   16.0%   16.0%   13.4%
               EMEA              25.0%   26.0%   22.5%   23.2%   17.9%
               Asia and other    30.1%   23.8%   19.8%   29.4%   31.9%
                              ----------------------------------------
               Total             21.0%   18.9%   18.3%   19.0%   15.4%
                              ========================================

Operating
 expenses      Sales &
                Marketing       2,258   2,262   2,072   1,884   1,768
               General &
                Administrative  7,363   7,610   5,882   6,489   6,189
               Shareholder
                note
                compensation        -   1,174      11      11      44
               Bad debt
                expense /
                (recoveries)       14       9      36     100       -
               Restructuring
                charges             -    (242)      -    (924)      -
               Depreciation &
                amortization      718     618     728     613     756
                              ----------------------------------------
               Total           10,353  11,431   8,729   8,173   8,757
                              ========================================

Operating
 expenses %                      24.4%   25.6%   15.5%   15.5%   19.4%
Operating
 income / (loss)               (1,427) (3,015)  1,601   1,806  (1,805)
Other income /
 (expense)     Interest income     40      40      23      52      59
               Interest expense   (82)   (101)    (60)    (41)    (51)
               Gain on
                investments         -       -       -     766       -
               Impairment of
                assets              -       -       -    (181)      -
               Other             (468)    791      83    (216)    152
                              ----------------------------------------
               Total             (510)    730      46     380     160
                              ========================================
Income / (Loss)
 before  tax                   (1,937) (2,285)  1,647   2,186  (1,645)
Tax benefit /
 (expense)                       (809) (4,008)   (426)   (872)     91
Net income /
 (loss)                        (2,746) (6,293)  1,221   1,314  (1,554)
                              ----------------------------------------
Weighted average
 shares
 outstanding                   24,418  24,469  24,988  25,281  24,275
E.P.S.                        $ (0.11)$ (0.26)$  0.05 $  0.05 $ (0.06)
----------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated balance sheet data          3/31/05     2004      2003
Total liquid assets                       17,933    22,982    31,031
Customer receivables  & work in progress  74,484    80,577    62,463
Other current assets                       3,167     3,513     6,115

Net fixed and other assets                18,318    19,308    18,982
                                         -----------------------------
Total assets                             113,902   126,380   118,591
                                         -----------------------------

Total liabilities                         48,593    57,660    48,823
Shareholders' equity                      65,309    68,720    69,768
----------------------------------------------------------------------

----------------------------------------------------------------------
DSO                 Billed                    72        95        57
                    Unbilled/WIP              86        71        74
                                         -----------------------------
                    Total DSO                158       166       131
----------------------------------------------------------------------

----------------------------------------------------------------------
Backlog             Firm                  84,900    54,600   108,800
                    Implied                5,600     7,500     5,400
                                         -----------------------------
                    Total                 90,500    62,100   114,200
----------------------------------------------------------------------

----------------------------------------------------------------------
Composition of
 revenue by
 service (%)
               Technical
                consulting        3.2%    7.6%    6.5%   10.4%    9.0%
               Network design    42.4%   38.7%   28.1%   23.6%   23.5%
               Network
                deployment       49.1%   48.4%   62.7%   58.5%   61.3%
               Operations &
                maintenance       4.6%    3.4%    1.6%    1.7%    3.4%
               Other              0.7%    1.9%    1.1%    5.8%    2.8%
                              ----------------------------------------
               Total            100.0%  100.0%  100.0%  100.0%  100.0%
                              ========================================
Composition of
 revenue by
 technology (%)
               2.0G              33.5%   28.0%   17.1%   10.5%   19.5%
               2.5G              44.5%   50.9%   65.5%   65.0%   64.9%
               3.0G              16.8%   16.6%   13.3%   14.4%    6.9%
               Other              5.2%    4.5%    4.1%   10.1%    8.7%
                              ----------------------------------------
               Total            100.0%  100.0%  100.0%  100.0%  100.0%
                              ========================================

Composition of
 revenue by
 delivery (%)
               Self-perform      60.7%   58.3%   52.0%   63.4%   68.0%
               Subcontract       39.3%   41.7%   48.0%   36.6%   32.0%
                              ----------------------------------------
               Total            100.0%  100.0%  100.0%  100.0%  100.0%
----------------------------------------------------------------------




    CONTACT: LCC International, Inc.
             Tricia Drennan, 703-873-2390
             tdrennan@lcc.com